      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1997

                                                      REGISTRATION NO. 333-24733
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         POLO RALPH LAUREN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                       2337                                          13-2622036
(STATE OR OTHER JURISDICTION OF                (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)                 CLASSIFICATION CODE NUMBER)

                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-7000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               VICTOR COHEN, ESQ.
                                GENERAL COUNSEL
                         POLO RALPH LAUREN CORPORATION
                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-7000

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)
                            ------------------------

                                WITH COPIES TO:

          JAMES M. DUBIN, ESQ.                        VALERIE FORD JACOB, ESQ.
         EDWIN S. MAYNARD, ESQ.               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
PAUL, WEISS, RIFKIND, WHARTON & GARRISON                 ONE NEW YORK PLAZA
       1285 AVENUE OF THE AMERICAS                    NEW YORK, NEW YORK 10004
      NEW YORK, NEW YORK 10019-6064                        (212) 859-8000
             (212) 373-3000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF
1933, CHECK THE FOLLOWING BOX.    [ ]

    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER
EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.    [ ]
---------

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT
FOR THE SAME OFFERING.    [ ]
---------

    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434,
PLEASE CHECK THE FOLLOWING BOX.     [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                               OFFERING          AGGREGATE
 TITLE OF EACH CLASS OF                 AMOUNT TO BE          PRICE PER           OFFERING             AMOUNT OF
SECURITIES TO BE REGISTERED            REGISTERED(1)            UNIT(2)           PRICE(2)   REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------
 Class A Common Stock, par value $.01
 per share...........................    33,925,000           $25           $848,125,000           $257,008
================================================================================================================

(1) Includes 4,425,000 shares that may be issued upon exercise of over-allotment options granted to the Underwriters.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraph (o) of Rule 457 of the Securities Act of 1933.


(3) This amount was previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table shows the expenses, other than underwriting discounts, which the Company expects to incur in connection with the issuance and distribution of the securities being registered under this registration statement. All expenses are estimated except for the Securities and Exchange Commission registration fee, the New York Stock Exchange Listing Fee and the NASD filing fee.

    Securities and Exchange Commission registration fee.....................  $  257,008
    New York Stock Exchange listing fee.....................................  $  170,797
    NASD filing fee.........................................................  $   30,500
    Blue Sky fees and expenses*.............................................  $   10,000
    Legal fees and expenses*................................................  $1,200,000
    Accounting fees and expenses*...........................................  $  700,000
    Printing and engraving expenses*........................................  $  500,000
    Registrar and transfer agent's fees*....................................  $   50,000
    Miscellaneous*..........................................................  $2,081,695
                                                                              -- -------

    Total*..................................................................  $5,000,000
                                                                              ==========

---------------

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     Article Six of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions. Article Seven requires indemnification of directors and officers of the Company, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

     The Underwriting Agreement filed herewith as Exhibit 1.1 provides for indemnification of the directors, certain officers, and controlling persons of the Company by the Underwriters against certain civil liabilities, including liabilities under the Securities Act. The Company has also entered into an agreement with a director and executive officer providing for his indemnification in his capacity as a director and executive officer, including liabilities under the Federal securities laws.

     See Item 17 below.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     See "Reorganization and Related Transactions".

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (i) Exhibits

     The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein.


EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBITS
------   ------------------------------------------------------------------------------------
 1.1     Form of Underwriting Agreement
 2.1     Subscription Agreement, dated as of April 6, 1997, by and among Mr. Ralph Lauren, RL
         Holding, L.P., RL Family, L.P., GS Capital Partners, L.P., GS Capital Partners PRL
         Holding I, L.P., GS Capital Partners PRL Holding II, L.P., Stone Street Fund 1994,
         L.P., Stone Street 1994 Subsidiary Corp., and Bridge Street Fund 1994, L.P., and
         Polo Ralph Lauren Corporation+
 2.2     Assignment and Assumption Agreement, dated as of April 6, 1997, by and among Mr.
         Ralph Lauren, RL Holding, L.P., RL Family, L.P., GS Capital Partners, L.P., GS
         Capital Partners PRL Holding I, L.P., GS Capital Partners PRL Holding II, L.P.,
         Stone Street Fund 1994, L.P., Stone Street 1994 Subsidiary Corp., and Bridge Street
         Fund 1994, L.P. and Polo Ralph Lauren Corporation+
 3.1     Form of Amended and Restated Certificate of Incorporation of the Company
 3.2     Form of Bylaws of the Company
 5.1     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison with respect to the legality of the Class A Common Stock*

EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBITS
------   ------------------------------------------------------------------------------------
10.1     Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan
10.2     Polo Ralph Lauren Corporation 1997 Stock Option Plan for Non-Employee Directors
10.3     Form of Registration Rights Agreement by and among Ralph Lauren, GS Capital
         Partners, L.P., GS Capital Partners PRL Holding I, L.P., GS Capital Partners PRL
         Holding II, L.P., Stone Street Fund 1994, L.P., Stone Street 1994 Subsidiary Corp.,
         Bridge Street Fund 1994, L.P., and Polo Ralph Lauren Corporation
10.4     U.S.A. Design and Consulting Agreement, dated January 1, 1985, between Ralph Lauren, individually and d/b/a Ralph Lauren Design Studio, and Cosmair, Inc., and letter agreement related thereto dated January 1, 1985+
10.5     Restated U.S.A. License Agreement, dated January 1, 1985, between Ricky Lauren and
         Mark N. Kaplan, as Licensor, and Cosmair, Inc., as Licensee, and letter agreement related thereto dated January 1, 1985+
10.6     Foreign Design and Consulting Agreement, dated January 1, 1985, between Ralph
         Lauren, individually and d/b/a Ralph Lauren Design Studio, as Licensor, and L'Oreal
         S.A., as Licensee, and letter agreements related thereto dated January 1, 1985,
         September 16, 1994 and October 25, 1994+
10.7     Restated Foreign License Agreement, dated January 1, 1985, between The Polo/Lauren
         Company, as Licensor, and L'Oreal S.A., as Licensee, letter agreement related thereto dated January 1, 1985, and Supplementary Agreement thereto, dated October 1,
         1991+
10.8     Amendment, dated November 27, 1992, to Foreign Design And Consulting Agreement and
         Restated Foreign License Agreement+
10.9     Sublicense Agreement, dated February 1, 1992, between The Ralph Lauren Home Collec-
         tion and WestPoint Stevens Inc., as successor in interest to J.P. Stevens & Co.,
         Inc., and letter agreements related thereto dated July 6, 1992, January 4, 1994 and
         July 5, 1994+
10.10    License Agreement, dated March 1, 1998, between The Polo/Lauren Company, L.P. and
         Polo Ralph Lauren Japan Co., Ltd., and undated letter agreement related thereto+
10.11    Design Services Agreement, dated March 1, 1998, between Polo Ralph Lauren
         Enterprises, L.P. and Polo Ralph Lauren Japan Co., Ltd.+
10.12    Deferred Compensation Agreement dated April 1, 1993, between Michael J. Newman and
         Polo Ralph Lauren Corporation, assigned October 31, 1994 to Polo Ralph Lauren, L.P.+
10.13    Deferred Compensation Agreement dated April 3, 1994 between John D. Idol and Polo
         Ralph Lauren Corporation, assigned October 31, 1994 to Polo Ralph Lauren, L.P.+
10.14    Deferred Compensation Agreement dated April 2, 1995 between F. Lance Isham and Polo
         Ralph Lauren, L.P.+
10.15    Deferred Compensation Agreement dated April 1, 1993 between Cheryl L. Sterling Udell and Polo Ralph Lauren Corporation, assigned October 31, 1994 to Polo Ralph Lauren,
         L.P.+
10.16    Deferred Compensation Agreement dated April 1, 1996 between Donna A. Barbieri and
         Polo Ralph Lauren, L.P.
10.17    Amended and Restated Employment Agreement dated October 26, 1993 between Michael J.
         Newman and Polo Ralph Lauren Corporation, as amended and assigned October 31, 1994
         to Polo Ralph Lauren, L.P. and as further amended as of May   , 1997*
10.18    Employment Agreement dated March 31, 1994 between John D. Idol and Polo Ralph Lauren
         Corporation, assigned October 31, 1994 to Polo Ralph Lauren, L.P.+
10.19    Employment Agreement dated April 2, 1995 between F. Lance Isham and Polo Ralph
         Lauren, L.P.+

EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBITS
------   ------------------------------------------------------------------------------------
10.20    Employment Agreement dated October 26, 1993 between Cheryl L. Sterling Udell and
         Polo Ralph Lauren Corporation, assigned October 31, 1994 to Polo Ralph Lauren, L.P.+
10.21    Employment Agreement dated as of April 1, 1997 between David J. Hare and Polo Ralph
         Lauren, L.P.+
10.22    Form of Stockholders Agreement among Polo Ralph Lauren Corporation, GS Capital
         Partners, L.P., GS Capital Partners PRL Holding I, L.P., GS Capital Partners PRL
         Holding II, L.P., Stone Street Fund 1994, L.P., Stone Street 1994 Subsidiary Corp.,
         Bridge Street Fund 1994, L.P., Mr. Ralph Lauren, RL Holding, L.P. and RL Family,
         L.P.
10.23    Form of Reorganization Note*
10.24    Credit Facility dated                , 1997 between Polo Ralph Lauren Corporation
         and The Chase Manhattan Bank*
21.1     List of Subsidiaries
23.1     Consent of Mahoney, Cohen, Rashba & Pokart, CPA, PC+
23.2     Consent of Deloitte & Touche LLP and Report on Schedule+
23.3     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion filed as Exhibit 5.1 to the Registration Statement)
23.4     Consent of Richard A. Friedman+


---------------

 + Previously filed.

 * To be filed by amendment.


     (ii) Financial Statement Schedule


     Schedule II Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement (filed herewith as Exhibit 1.1) certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described above in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JUNE 4, 1997.


                                          Polo Ralph Lauren Corporation


                                          By: /s/ VICTOR COHEN
                                            ------------------------------------
                                            VICTOR COHEN
                                            SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                                  TITLE                      DATE
              ---------                                  -----                      ----

                  *                      Chairman, Chief Executive Officer      June 4, 1997
-------------------------------------      (principal executive officer) and
            RALPH LAUREN                   Director

                  *                      Vice-Chairman, Chief Operating         June 4, 1997
-------------------------------------      Officer and Director
          MICHAEL J. NEWMAN

                  *                      Vice-President and Chief Financial     June 4, 1997
-------------------------------------      Officer (principal accounting and
        NANCY A. PLATONI POLI              financial officer)

        *By: /s/ VICTOR COHEN
-------------------------------------
            VICTOR COHEN
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                           DESCRIPTION OF EXHIBITS                               PAGE
------   ------------------------------------------------------------------------  ------------
 1.1     Form of Underwriting Agreement..........................................
 2.1     Subscription Agreement, dated as of April 6, 1997, by and among Mr.
         Ralph Lauren, RL Holding, L.P., RL Family, L.P., GS Capital Partners,
         L.P., GS Capital Partners PRL Holding I, L.P., GS Capital Partners PRL
         Holding II, L.P., Stone Street Fund 1994, L.P., Stone Street 1994
         Subsidiary Corp., and Bridge Street Fund 1994, L.P., and Polo Ralph
         Lauren Corporation+.....................................................
 2.2     Assignment and Assumption Agreement, dated as of April 6, 1997, by and among Mr. Ralph Lauren, RL Holding, L.P., RL Family, L.P., GS Capital
         Partners, L.P., GS Capital Partners PRL Holding I, L.P., GS Capital
         Partners PRL Holding II, L.P., Stone Street Fund 1994, L.P., Stone
         Street 1994 Subsidiary Corp., and Bridge Street Fund 1994, L.P. and Polo
         Ralph Lauren Corporation+...............................................
 3.1     Form of Amended and Restated Certificate of Incorporation of the
         Company.................................................................
 3.2     Form of Bylaws of the Company...........................................
 5.1     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison with respect to the legality of the Class A Common Stock*...................................
10.1     Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan.......
10.2     Polo Ralph Lauren Corporation 1997 Stock Option Plan for Non-Employee
         Directors...............................................................
10.3     Form of Registration Rights Agreement by and among Ralph Lauren, GS
         Capital Partners, L.P., GS Capital Partners PRL Holding I, L.P., GS
         Capital Partners PRL Holding II, L.P., Stone Street Fund 1994, L.P.,
         Stone Street 1994 Subsidiary Corp., Bridge Street Fund 1994, L.P., and
         Polo Ralph Lauren Corporation...........................................
10.4     U.S.A. Design and Consulting Agreement, dated January 1, 1985, between
         Ralph Lauren, individually and d/b/a Ralph Lauren Design Studio, and
         Cosmair, Inc., and letter agreement related thereto dated January 1,
         1985+...................................................................
10.5     Restated U.S.A. License Agreement, dated January 1, 1985, between Ricky
         Lauren and Mark N. Kaplan, as Licensor, and Cosmair, Inc., as Licensee,
         and letter agreement related thereto dated January 1, 1985+.............
10.6     Foreign Design and Consulting Agreement, dated January 1, 1985, between
         Ralph Lauren, individually and d/b/a Ralph Lauren Design Studio, as
         Licensor, and L'Oreal S.A., as Licensee, and letter agreements related thereto dated January 1, 1985, September 16, 1994 and October 25,
         1994+...................................................................
10.7     Restated Foreign License Agreement, dated January 1, 1985, between The
         Polo/Lauren Company, as Licensor, and L'Oreal S.A., as Licensee, letter agreement related thereto dated January 1, 1985, and Supplementary
         Agreement thereto, dated October 1, 1991+...............................
10.8     Amendment, dated November 27, 1992, to Foreign Design And Consulting
         Agreement and Restated Foreign License Agreement+.......................
10.9     Sublicense Agreement, dated February 1, 1992, between The Ralph Lauren
         Home Collection and WestPoint Stevens Inc., as successor in interest to
         J.P. Stevens & Co., Inc., and letter agreements related thereto dated
         July 6, 1992, January 4, 1994 and July 5, 1994+.........................
10.10    License Agreement, dated March 1, 1998, between The Polo/Lauren Com-
         pany, L.P. and Polo Ralph Lauren Japan Co., Ltd., and undated letter agreement related thereto+..............................................

                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                           DESCRIPTION OF EXHIBITS                               PAGE
------   ------------------------------------------------------------------------  ------------
10.11    Design Services Agreement, dated March 1, 1998, between Polo Ralph
         Lauren Enterprises, L.P. and Polo Ralph Lauren Japan Co., Ltd.+.........
10.12    Deferred Compensation Agreement dated April 1, 1993, between Michael J.
         Newman and Polo Ralph Lauren Corporation, assigned October 31, 1994 to
         Polo Ralph Lauren, L.P.+................................................
10.13    Deferred Compensation Agreement dated April 3, 1994 between John D. Idol and Polo Ralph Lauren Corporation, assigned October 31, 1994 to Polo
         Ralph Lauren, L.P.+.....................................................
10.14    Deferred Compensation Agreement dated April 2, 1995 between F. Lance
         Isham and Polo Ralph Lauren, L.P.+......................................
10.15    Deferred Compensation Agreement dated April 1, 1993 between Cheryl L.
         Sterling Udell and Polo Ralph Lauren Corporation, assigned October 31,
         1994 to Polo Ralph Lauren, L.P.+........................................
10.16    Deferred Compensation Agreement dated April 1, 1996 between Donna A.
         Barbieri and Polo Ralph Lauren, L.P.....................................
10.17    Amended and Restated Employment Agreement dated October 26, 1993 between
         Michael J. Newman and Polo Ralph Lauren Corporation, as amended and assigned October 31, 1994 to Polo Ralph Lauren, L.P. and as further
         amended as of May   , 1997*.............................................
10.18    Employment Agreement dated March 31, 1994 between John D. Idol and Polo
         Ralph Lauren Corporation, assigned October 31, 1994 to Polo Ralph
         Lauren, L.P.+...........................................................
10.19    Employment Agreement dated April 2, 1995 between F. Lance Isham and Polo
         Ralph Lauren, L.P.+.....................................................
10.20    Employment Agreement dated October 26, 1993 between Cheryl L. Sterling
         Udell and Polo Ralph Lauren Corporation, assigned October 31, 1994 to
         Polo Ralph Lauren, L.P.+................................................
10.21    Employment Agreement dated as of April 1, 1997 between David J. Hare and
         Polo Ralph Lauren, L.P.+................................................
10.22    Form of Stockholders Agreement among Polo Ralph Lauren Corporation, GS
         Capital Partners, L.P., GS Capital Partners PRL Holding I, L.P., GS
         Capital Partners PRL Holding II, L.P., Stone Street Fund 1994, L.P.,
         Stone Street 1994 Subsidiary Corp., Bridge Street Fund 1994, L.P., Mr.
         Ralph Lauren, RL Holding, L.P. and RL Family, L.P.......................
10.23    Form of Reorganization Note*............................................
10.24    Credit Facility dated                , 1997 between Polo Ralph Lauren
         Corporation and The Chase Manhattan Bank*...............................
21.1     List of Subsidiaries....................................................
23.1     Consent of Mahoney, Cohen, Rashba & Pokart, CPA, PC+....................
23.2     Consent of Deloitte & Touche LLP and Report on Schedule+................
23.3     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in its opinion filed as Exhibit 5.1 to the Registration Statement).............
23.4     Consent of Richard A. Friedman+.........................................


---------------

 +  Previously filed.



 *  To be filed by amendment.